Exhibit 4.3

CERTIFICATE OF TRUST

OF

S.Y. BANCORP CAPITAL TRUST II

THIS CERTIFICATE OF TRUST OF S.Y. BANCORP CAPITAL TRUST II (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

1.             NAME.   The name of the statutory trust formed hereby is S.Y. Bancorp Capital Trust II.

2.             DELAWARE TRUSTEE.   The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

3.             EFFECTIVE DATE.   This Certificate of Trust shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, as Property Trustee and Delaware Trustee

By:	/s/ Joshua C. Jones
Name:	Joshua C. Jones
Title:	Financial Services Officer

/s/ David P. Heintzman
DAVID P. HEINTZMAN, as Trustee

/s/ Nancy B. Davis
NANCY B. DAVIS, as Trustee

/s/ T. Clay Stinnett
T. CLAY STINNETT, as Trustee